Certification of Principal Financial Officer
                      Pursuant to 18 U.S.C. 1350
            (Section 906 of the Sarbanes-Oxley Act of 2002)
                             Exhibit 99.1

I, Tom B. Dake, Chief Financial Officer (principal financial officer) of Miltope Group, Inc.(the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 29, 2002 of the Registrant (the
"Report"):

     (1) The Report fully complies with the requirements of Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Name:  /s/ Tom B. Dake
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Date: November 13, 2002
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